Exhibit 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

This certification is given by the undersigned Chief Executive Officer and Chief Financial Officer of Cowlitz
Bancorporation (the "Registrant") pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Each of the
undersigned hereby certifies, with respect to the Registrant's quarterly report of Form 10-Q for the period ended
June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard J. Fitzpatrick
Richard J. Fitzpatrick
Chief Executive Officer
Cowlitz Bancorporation

/s/ Gerald L. Brickey
Gerald L. Brickey
Chief Financial Officer
Cowlitz Bancorporation

August 11, 2006

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